UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15 (d) of
the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): May 18, 2004

GATX Corporation

(Exact Name of Registrant as Specified in its Charter)

New York (State or other jurisdiction of incorporation)	1-2328 (Commission File Number)	36-1124040 (IRS Employer Identification No.)

500 West Monroe Street
Chicago, Illinois	60661-3676
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (312) 621-6200

Item 5. Other Events.
Item 7. Financial Statements and Exhibits
SIGNATURE
Credit Agreement

Item 5. Other Events.

On May 18, 2004, GATX Financial Corporation, a subsidiary of GATX Corporation, entered into a Credit Agreement for $545,000,000 comprised of a $445,000,000 3-year senior unsecured revolving facility maturing in May 2007, and a $100,000,000 5-year senior unsecured term loan, with a delayed draw feature, maturing in May 2009. The new agreement replaces three separate revolving credit facilities previously in place at GATX Financial Corporation.

Item 7. Financial Statements and Exhibits

99	$545,000,000.00 Credit Agreement dated May 18, 2004 among GATX Financial Corporation, the lenders listed therein, Citicorp, USA Inc. and Citigroup Global Markets Inc. as Administrative Agent, Lead Arranger and Book Manager, J.P. Morgan Chase Bank and Bank of America as Co-Syndication Agents, and Calyon and Deutsche Bank as Co-Documentation Agents submitted to the SEC along with the electronic submission of this Form 8-K.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

GATX CORPORATION

(Registrant)

/s/ Brian A. Kenney

Brian A. Kenney Senior Vice President and Chief Financial Officer (Duly Authorized Officer)

Date: May 24, 2004